UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	06-1781911
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: (if applicable) 333-137481

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1.               Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form S-1, filed with the commission under File No. 333-175883 on July 29, 2011 incorporated by reference into this registration statement.

Item 2.                Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Description

3.1	Articles of Incorporation of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) (1)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on April 8, 2009 (2)
3.3	Articles of Merger filed with the Nevada Secretary of State on November 17, 2010 (3)
3.3	Bylaws of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) (1)

(1)	Included as an exhibit to our Registration Statement on Form SB-2 filed on September 20, 2006.
(2)	Included as an exhibit to our Current Report on Form 8-K filed on April 21, 2009.
(3)	Included as an exhibit to our Current Report on Form 8-K filed on December 7, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

Date: January 16, 2013

/s/ Alexander Walsh
Alexander Walsh
President and Director